UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2020

Date of Report (Date of earliest event reported)

EMPIRE POST MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55962	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102 Las Vegas, Nevada	89128
(Address of principal executive offices)	(Zip Code)

(832) 256-6714

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 8 - Other Events Item 8.01 Other Events.

ITEM 8.01 Other Events.

On February 28, 2020, the Board of Directors of Empire Post Media, Inc. (the “Company”), pursuant to the Company’s articles of incorporation and amendments thereto, section 5.3 of its bylaws, and N.R.S. 78.315, approved by unanimous written consent, the designation of one million (1,000,000) shares of Series “A” Preferred Stock (the “Written Consent”). Additionally, pursuant to this Written Consent the Company approved the issuance of 1,000,000 shares of Series “A” Preferred Stock to William A. Sawyer, a current officer and director of the Company (hereinafter referred to as “Mr. Sawyer”).

The Series “A” Preferred Stock has various privileges, preferences, limitations, and relative rights which are set out in full in the Certificate of Designation that was filed with the Nevada Secretary of State and accepted by the same on March 4, 2020 (the “Certificate of Designation. The Company has attached a copy of the Certificate of Designation with this filing.

The holders of the Series “A” Preferred Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of the Common Stock of the Corporation or other potential holders of other series of voting Preferred Shares entitled to vote at any Regular or Special Meeting of the Shareholders) equal to five hundred (500) shares of Common Stock for each one (1) share of Series “A” Preferred Stock held.

As such, the Series “A” Preferred Stock will enable Mr. Sawyer to vote up to 500,000,000 shares of Common Stock on any matter with the holders of the Common Stock of the Corporation voting together as one (1) class. The Series “A” Preferred Stock effectively gives Mr. Sawyer majority voting control of the Company’s common stock for a period of five (5) years from the date of issuance at which such time the Series “A” Preferred Stock held by Mr. Sawyer, or his assigns, shall be extinguished and fully cancelled on the books and records of the Corporation.

The filing of the Series “A” Preferred Stock was approved by the Company to provide long-term stability of management which was felt to be in the best interest of the shareholders of the Company as it moves forward to effectuate its current business operations and long term plans of action.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1 – Certificate of Designation – Series “A” Preferred Stock (Filing with the Nevada Secretary of State)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPRE POST MEDIA, INC.s

DATE: March 16, 2020	By:	/s/ William Sawyer
	Name:	William Sawyer
	Title:	President and Chief Operating Officer